Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Pzena Investment Management, Inc. of our report dated March 15, 2011, with respect to the consolidated financial statements of Pzena Investment Management, Inc., included in the Annual Report (Form 10-K) of Pzena Investment Management, Inc. for the year ended December 31, 2012.

We also consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333-172257) of Pzena Investment Management, Inc.,

2) Registration Statement (Form S-3 No. 333-155354) of Pzena Investment Management, Inc.,

3) Registration Statement (Form S-8 No. 333-163370) pertaining to the Pzena Investment Management, Inc. 2007 Equity Incentive Plan, and

4) Registration Statement (Form S-8 No. 333-147027) pertaining to the Pzena Investment Management, Inc. 2007 Equity Incentive Plan;

of our report dated March 15, 2011, with respect to the consolidated financial statements of Pzena Investment Management, Inc. included in this Annual Report (Form 10-K) of Pzena Investment Management, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New York, New York
March 12, 2013